                                                                     EXHIBIT 3.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 28th, day of May, 1997, among Connection Sports International, Inc., a Colorado corporation ("Connection"); DCH Technology, Inc., a California corporation, any and all of its subsidiaries (hereinafter collectively referred to as "DCH") and its shareholders (hereinafter "Shareholders").

Connection wishes to acquire all the issued and outstanding stock of DCH for and in exchange for stock of Connection, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to (S)368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

Section I

Terms of Exchange

1.1 Number of Shares. Upon the execution hereof, the Shareholders of DCH agree to assign, transfer, and deliver to Connection, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of DCH stock, which constitutes all of the issued and outstanding shares of DCH aggregating 39,275 common shares, and Connection agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Connection stock, par value $0.01, in the aggregate of 6,000,000 post split shares, as subject to the provisions of this Plan, which shall represent, as a result thereof, approximately 95% of the then issued and outstanding shares of Connection. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the DCH certificates representing their respective beneficial and record ownership of all of the issued and outstanding shares of DCH to Connection. As soon as practicable hereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing share of the exchanged Connection stock as provided for herein. Upon the consummation of the transaction contemplated herein, Connection shall be the beneficial and record owner of all of the issued and outstanding stock of DCH.

1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Connection shares to be issued and delivered pursuant to this Plan, shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Connection common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

1.3 Delivery of Certificates. The Shareholders shall transfer to Connection at the closing provided for in Section 2 (the "Closing") the shares of common stock of DCH listed opposite their respective names on Exhibit A hereto (the "DCH shares") in exchange for the post-split shares of the common stock of Connection as outlined above in Section 1.1 hereof (the "Connection Stock"). All of such shares of Connection common stock shall be issued at the closing to the Shareholders, in the number shown opposite their respective names in Exhibit A. The transfer of DCH shares by the Shareholders shall be effected by the delivery to Connection at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired are the Shareholders' expense.

1.4 Further Assurances. Subsequent to the execution thereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Connection may request in order to move more effectively sell, transfer and assign clear title and ownership in the DCH shares to Connection.

Section 2

Closing

2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the offices of Connection Sports International, Inc. on May 29, 1997 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mad or other courier service, conference telephone communications or as otherwise agreed upon by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated on the Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

Section 3

Representatives, Warranties and Covenants of Connection

Connection represents and warrants to, and covenants with, the Shareholders and DCH as follows:

3.1 Corporate Status. Connection is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado incorporated on February 23, 1996. Connection has full corporated power and is duly authorize, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Connection schedules (defined below) are complete and correct copies of its Article of Incorporation and Bylaws as in effect on the date hereof The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate and provision of the Connection Articles of Incorporation or Bylaws. Connection has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

3.2 Capitalization. The authorized capital stock of Connection as of the date hereof consists of 9,000,000 common shares, par value $0.01. As of the date hereof there are 1,873,233 common shares of Connection issued and outstanding. The foregoing shares constitute fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Connection common stock or with regard to any options, warrants or other contractual rights to acquire any of Connection authorized but unissued common shares.

3.3  Financial Statements.

(a) Connection hereby warrants and covenants to DCH that the audited financial statements of the period ended October 31, 1996, fairly and accurately represent the financial condition of Connection and that the same will be prepared along with the period ended as of the date of accordance with generally accepted accounting principles consistently applied, on or before the expiration of forty-five days from the date of Closing.

(b) Connection hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Connection as submitted heretofore to DCH for examination and review.

3.4  Subsidiaries. Connection has no subsidiaries.

3.5  Conduct of Business. Connection has no ongoing business.

3.6 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Connection, threatened by or against or effecting Connection at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Connection does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, warrant, rule, or regulation any court, arbitrator, or governmental agency or instrumentality.

3.7 Books and Records. From the date hereof and for any reasonable prior subsequent thereto, Connection and its present management will (i) give to the Shareholders and DCH, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and DCH, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Connection as the Shareholders and DCH, or their duly authorized representatives, may reasonably request. Any such request to inspect Connection books shall be directed to Connection counsel, Gary Blume, at the address set forth herein under section
9.4 Notices.

3.8 Confidentiality. Until the Closing (and thereafter if there is no Closing), Connection and its representatives will keep confidential any information which they obtain from the Shareholders or from DCH concerning its properties, assets and the proposed business operations of DCH. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on May 29, 1997 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Connection will return to DCH all written matter with regard to DCH obtained in connection with the negotiations or consummation of this Plan.

3.9 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or there material agreements or instrument to which Connection was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Connection.

3.10 Corporate Authority. Connection has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and DCH or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

3.11 Consent of Shareholders. Connection hereby warrants and represents that the Shareholders of Connection, being owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute an Agreement and Plan of Reorganization as between Connection and DCH pursuant to a stock-for-stock transaction in which Connection would acquire all of the issued and outstanding shares of DCH in exchange for the issuance of 6,000,000 post reverse common shares of Connection.

3.12 Resignation of Director. Upon the Closing, the current directors of Connection shall submit their resignations.

3.13 Special Covenants and Representations Regarding the Exchanged Connection Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Connection shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Connection a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

3.14 Undisclosed or Contingent Liabilities. Connection hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to DCH.

3.15 Information. The information concerning Connection set forth in this Plan, and the Connection schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to DCH in connection with this Plan.

3.16 Title and Related Matters. Connection has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Connection balance sheets, free and clear of any and all liens and encumbrances.

3.17 Contracts or Agreements. Connection is not bound by any material contracts, agreements or obligation which it has not already disclosed to DCH.

3.18 Governmental Authorizations. Connection has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof Connection shall use its best efforts to obtain as quickly as possible a listing in Moody's OTC Industrial Manual, or some other recognized manual, recognized by the various states as an exemption from registration provisions of any such state for the purposes of interstate trading of Connections' post-split stock. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or governmental body is required in connection with the execution and delivery by Connection of this Plan and the consummation by DCH of the transaction contemplated hereby.

3.19 Compliance with Laws and Regulations. Connection has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Connection or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to DCH.

3.20 Approval of Plan. The Board of Directors of Connection has authorized the execution and delivery of this Plan by Connection and have approved the Plan and the transactions. contemplated hereby. Connection has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

3.21 Ratification by Shareholders. This Plan will be submitted to the Shareholders of Connection for approval and ratification of the plan; the adoption and ratification of the Plan by a majority of the Shareholders of Connection is a condition precedent to the consummation of the Plan.

3.22 Investment Intent. Connection is acquiring the DCH shares to be transferred to it under this Plan for investment and no with a view to the sale or distribution thereof, and Connection has no commitment or present intention to liquidate DCH or to sell or otherwise dispose of the DCH shares.

3.23 Unregistered Shares and Access to Information. Connection understands that the offer and sale of the DCH shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning DCH or the DCH shares. Connection has been provided with and reviewed all information concerning DCH the DCH shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the DCH shares. Connection has made an investigation as to the merits and risks of its acquisition of the DCH Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of DCH concerning DCH the DCH shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the DCH shares.

3.24 Connection Schedules. Connection has delivered to DCH the following items listed below, hereafter referred to as the "Connection Schedules", which is hereby incorporated by reference and made a part hereof A certification executed by a duly authorized officer of Connection on or about the date within the Plan is executed to certify that the Connection Schedules are true and correct.
(a)  Copy of Articles of Incorporation, as amended, and Bylaws;
(b)  Connections' Prospectus;
(c)  Financial statements;
(d)  Shareholder list;
(e)  Consent of Directors to Plan;
(f)  Officer's Certificate as required under Section 6.2 of the Plan;
(g)  Opinion of counsel as required under Section 6.4 of the Plan;
(h)  Certificate of Good Standing;
(i)  Resignations of current Board of Directors; and
(j)  Consent of Shareholders approving the Plan.

Section 4

Representations, Warranties and Covenant of DCH

DCH represents and warrants to, and covenants with, the Shareholders and Connection as follows:

4.1 Corporate Status. DCH is a corporation duly organized, validly existing and in good standing under the laws of the State of California on January 11, 1995. DCH has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, required qualification. Included in the DCH schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof The execution and delivery of its Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of DCH's Articles of Incorporation or Bylaws. DCH has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

4.2 Capitalization. The authorized capital stock of DCH as of the date hereof consists of 50,000 common shares, par value $0.01. As of the date hereof there are 39,275 common shares of DCH issued and outstanding. The foregoing shares constitute fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of DCH's common stock or with regard to any options, warrants or other contractual rights to acquire any of DCH's authorized but unissued common shares.

4.3  Financial Statements.

(a) DCH hereby warrants and covenants to Connection that the financial statements of the period from incorporation to April 30, 1997, fairly and accurately represent the financial condition of DCH and that the same will be prepared along with the period ended as of the date of Closing on or before the expiration of forty-five days from the date of Closing.

(b) DCH hereby warrants and represents that the unaudited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of DCH as submitted heretofore to Connection for examination and review.

4.4 Conduct of Business. DCH will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Connection, enter into any material commitments except in the ordinary course of business.

DCH agrees that DCH will conduct itself in the following manner pending the
Closing:

(a) Certificate of Incorporation Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of DCH.

(b) Capitalization, etc, DCH will not make any change in its authorized or issued shares of class, declare or pay and dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

4.5 Options, Warrants and Rights. Although DCH intends to enact and put into effect various management and employee benefit plans in the near future, as of the date hereof, DCH has no options, warrants or stock appreciation rights related to the authorized but unissued DCH common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued DCH common 'stock, except options, warrants, calls or commitments, if any, to which DCH is not a party and by which it is not bound.

4.6 Title to Property. DCH has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of DCH, and the properties and assets of DCH are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

4.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of DCH threatened by or against or effecting DCH at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; DCH does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, warrant, rule, or regulation any court, arbitrator, or governmental agency or instrumentality.

4.8 Books and Records, From the date hereof and for any reasonable prior subsequent thereto, DCH and its present management will (i) give to the Shareholders and DCH or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and DCIL or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of DCH as the Shareholders and DCH or their duly authorized representatives, may reasonably request. Any such request to inspect DCH's books shall be directed to DCH's representative, T. Marney Edwards, at the address set forth herein under section 9.4 Notices.

4.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), DCH and its representatives will keep confidential any information which they obtain from the Shareholders or from DCH concerning its properties, assets and the proposed business operations of DCH. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on May 29, 1997 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, DCH will return to Connection all written matter with regard to Connection obtained in connection with the negotiations or consummation of this Plan.

4.10 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Connection to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Connection on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

4.11 Unregistered Shares and Access to Information. DCH and the Shareholders understand that the offer and sale of Connection post-split shares to be exchanged for the DCH shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Connection or Connection post-split stock., DCH and the Shareholders have been provided with and reviewed all information concerning Connection and Connection post-split shares, to be exchanged for the DCH shares. DCH and Shareholders have made an investigation as to the merits and risks of their acquisition of the Connection post-split shares, to be exchanged for the DCH shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Connection concerning Connection post-split shares to be exchanged for the DCH shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Connection post-split shares to be exchanged for the DCH shares.

4.12 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any hens and encumbrances, of whatever kind or nature, of all of the shares of DCH of whatever class or series, which the Shareholders have contracted to exchange.

4.13 Contracts.

(a) Set forth in the DCH Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which DCH is a party by which DCH or its properties are bound.

(b) Except as may be set forth in the DCH Schedules, DCH is not a party to any contract, agreement, corporate restriction, or subject to any judgement, order, writ, injunction, decree, or award, which materially adversely effect the business, operations, properties, assets, or conditions of DCH.

(c) Except as set forth in the DCH Schedules, DCH is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary business with a value of less that $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by DCIL except for adequate value and -pursuant to contract. DCH has not entered into any material transaction which is not listed in the DCH Schedules or reflected in the DCH financial statements.

4.14 Material Contract Defaults. DCH is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of DCH and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which DCH has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

4.15 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or material agreement or instrument to which DCH was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of DCH.

4.16 Governmental Authorizations. DCH has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or governmental body is required in connection with the execution and delivery by DCH of this Plan and the consummation by DCH of the transaction contemplated hereby.

4.17 Compliance with Laws and Regulations. DCH has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of DCH or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Connection.

4.18 Approval of Plan. The Board of Directors of DCH has authorized the execution and delivery of this Plan by DCH and have approved the Plan and the transactions. contemplated hereby. DCH has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

4.19 Information. The information concerning DCH set forth in this Plan, and the DCH Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Connection in connection with this Plan,

4.20 DCH's Schedules. DCH has delivered to Connection the following items listed below, hereafter referred to as the "DCH Schedules", which is hereby incorporated by reference and made a part hereof A certification executed by a duly authorized officer of DCH on or about the date within the Plan is executed to certify that the DCH Schedules are true and correct.

(a) Copy of Articles of Incorporation and Bylaws;
(b) Resolutions of Board of Directors Meeting approving the Plan;
(c) Consent of Shareholder approving the Plan;
(d) Waiver of Notice of Shareholder's Meeting;
(e) Copies of all licenses, permits and other governmental authorizations, requests or applications therefore pursuant to which DCH carries on or proposes to carry on its business except those which, in the aggregate, are immaterial to the present or proposed opinion business of DCH.
(f) A list of all employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;
(g) A schedule showing the name and location of each bank or other institution with which DCH has an account and names of the authorized persons to draw thereon or having access thereto;
(h) Financial statements of DCH;
(i) A schedule setting forth the Shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);
(j) Officer's Certificate as required by Section 7.2 of the Plan;
(k) Certificate of Good Standing;
(1) Acceptance of Nominations as Directors.

Section 5     -

Special Covenants

5.1 Resignation of Directors. At the Closing, all of Connections' current management will resign their respective positions, seriatim, as Directors.

5.2 DCH Information Incorporated in Connections' Reports. DCH represents and warrants to Connection that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission or any material fact required to make the information stated not misleading. DCH agrees to indemnify and hold Connection hardness, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

5.3 Special Covenants and Representations Regarding the Exchanged Connection Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of Connection post-split shares in exchange for all of the issued and outstanding shares of DCH to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Connection intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his DCH shares and the receipt of the Connection post-split shares exchanged therefor, shall execute and deliver to Connection a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the DCH shares for Connection post-split shares for investment purposes and not with a view to the subsequent distribution thereof A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

5.4 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the financial statements,

(a) DCH and Connection will (i) perform all of its obligations under material contract, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

(b) Neither DCH nor Connection will (i) make any change in its Articles of Incorporation or Bylaws except as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

Section 6

Conditions Precedent to Obligations of DCH and the Shareholders

All obligations of DCH and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

6.1 Accuracy of Representations. The representations and warranties made by Connection in this Plan were true when made and shall be true as of the Closing date (except for changes permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as the Closing date; and, Connection shall have performed and complied with by Connection prior to Closing, unless waived or extended in writing by the parties hereto. DCH shall have been furnished with a certificate, signed by a duly authorized executive officer of Connection and dated the Closing date, to the foregoing effect.

6.2 Officers' Certificate. DCH and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Connection, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Connection, threatened, which might result in an action or enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Connection.

6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Connection, except as otherwise disclosed to DCH.

6.4 Opinion of Counsel of Connection. Connection shall furnish to DCH and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to DCH and the Shareholders to the effect that:

(a) Connection is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and with all requisite corporate power to perform its obligations under this Plan.

(b) The business of Connection, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of DCR does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Connection has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, State of Colorado and Secretary of State of California, all statements and reports required to be filed.

(c) The authorized and outstanding capital stock of Connection as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

(d) There are no material claims, suits or other legal proceedings pending or threatened against Connection of any court or before or by any governmental body which might materially effect the business of Connection or the financial condition of Connection as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Connection.

(e) Connections' initial public offering file declared effective by the Colorado Securities Commission on November 27, 1996, and was offered and sold in accordance with and in compliance the rules and regulations of the Securities Act of 1933, as amended. Subsequent to the termination of Connection' public offering, no stop orders suspending the effectiveness of the distribution is or was in effect, and no proceedings since termination thereof for that purpose are pending before or threatened by any state or federal agency or authority.

(f) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Connection, or any contract, agreement, indenture, mortgage, or order by which Connection is bound.

(g) This Plan constitutes a legal, valid and binding obligation of Connection enforceable in accordance with its terms, subject to the effect or any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

6.5 Good Standing. DCH shall have received a Certificate of Good Standing from the State of Colorado, dated within sixty (60) days prior to Closing, but in no event later than ten (10) days subsequent to the execution hereof certifying that Connection is in good standing as a corporation in the State of Colorado.

6.6 Other Items. DCH and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as DCH and the Shareholders may reasonably request.

6.7 Resignations and Designation of New Directors. DCH and the Shareholders shall have received duly executed resignations from all of the directors and officers of Connection dated and effective as of the Closing, and appointing the person or persons designated by DCH, and who are listed in Exhibit C hereto, to serve on the Board of Directors of Connection until the next annual meeting of the stockholders and until their successors shall be elected and qualified.

6.8 Changes in Capitalization and Cancellation of Shares. Change of Name of Connection. All resolutions required to complete the matters outlined in Section
1.4 hereof shall have been adopted, ratified and approved, save only for the filing of the required and necessary documentation.

Section 7

Conditions Precedent to Obligations of Connection

All obligations of Connection under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

7.1 Accuracy of Representations. The representations and warranties made by DCH and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Connection shall have performed and complied with by DCH prior to the Closing, unless waived or extended in writing by the parties hereto. Connection shall have been furnished with a certificate, signed by a duly authorized executive officer of DCH and dated the Closing date, to the forgoing effect.

7.2 Officers' Certificate. Connection shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of DCH to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of DCH, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of DCH.

7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition business or operations of Connection, nor shall any event have occurred which, with lapse of time of the giving notice or both, may cause or create any material adverse change in the financial condition, business or operations of DCH except as otherwise disclosed to Connection.

7.4 Good Standing. Connection shall have received a Certificate of Good Standing from the State of California, dated within sixty (60) days prior to Closing, but in no event later than ten (10) days subsequent to the execution hereof certifying that DCH is in good standing as a corporation in the State of California.

7.5 Dissenter's Rights Waived. The Shareholders of DCH, and each of them, agree and hereby waive any dissenters' rights, if any, under the laws of the State of California in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of DCH.

7.6 Other Items. Connection shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Connection may reasonably request.

7.7 Registration of DCH Shares. In connection with the exchange of Connection shares for DCH shares, Connection agrees, if practicable, and subject to the consent of an underwriter(s) in the event Connection undertakes to file a Registration Statement under the Securities Act of 1933, as amended, for the purpose of raising money from the public through the sale of its equity, to ensure that the Connection shares issued in connection with the within Plan will be included as part of a general Registration Statement and "piggy back" any such offering for the purpose of registering the same for sale by the Shareholders, as they may determine.

7.8 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to Connection.

Section 8

Termination

8.1 Termination by DCH or the Shareholders. This plan may be terminated at any time prior to the Closing date by action of DCH or the Shareholders, if Connection shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

8.2 Termination by Connection. This Plan may be terminated at any time prior to the Closing date by action of Connection if DCH shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

8.3  Termination by Mutual Consent.

(a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Connection, expressed by action of its Board of Directors, DCH or the Shareholders.

(b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right of liability shall arise
hereunder. Each party shall bear its own costs         in connection herewith.

Section 9

Shareholder's Representative

The Shareholders hereby irrevocably designate and appoint David A. Walker, who will act as agent and attorney in fact ("the Shareholder's Representative") with full power and authority until the Closing to execute, deliver and receive all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section I hereof or increase the extent of their obligation to Connection hereunder, unless agreed in writing by David
A. Walker.

Section 10

General Provisions

10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

10.2 Payments of Estimated Costs and Fees. Connection and DCH mutually determine and agree that Connection shall pay the estimated costs and fees incurred in connection with the execution and consummation of the Plan.

10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, DCH and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to Connections' shareholders which shall contain information required by Regulation 240.14f- I as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Connection Sports:
Connection Sports International, Inc.
6312 South Fiddlers Green Circle
Englewood, Co 80111

With a copy to:
Gary Blume, Esq.
1180 Tatum Blvd # 108
Phoenix, AZ 85028

If to DCH Technology, Inc.:
DCH Technology, Inc.
14241 Ventura Blvd, Suite 208
Sherman Oaks, CA 91423

If to the Shareholders Representative:
David A. Walker
14241 Ventura Blvd, Suite 208
Sherman Oaks, CA 81423

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Connection, DCH and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, except to the extent preempted by federal law, in which event (and to that extent, only) federal law shall govern.

10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue code of 1986, as amended. DCH and Connection acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; an no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences or the transactions contemplated by the within Plan.

10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, of thereafter occurring or existing. Any time prior to the expiration of thirty (30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any ten-n or condition of this Plan may be waived of the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

10.12 Parties in Interest.. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

Attest:                  Connection Sports International, Inc.:

                         /s/ RANDY BRASMER

                         By: Randy Brasmer, Secretary


Attest:                  DCH Technology, Inc.:

                         /s/ DAVID HABERMAN

                         By: David P. Haberman, Secretary


Attest:                  Shareholders Representative:

                         /s/ DAVID A WALKER

                         By: David A. Walker